UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cell Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON AUGUST 29, 2012, CELL THERAPEUTICS, INC. (THE “COMPANY”) PUBLISHED A NOTICE TO SHAREHOLDERS IN AN ITALIAN NEWSPAPER REGARDING THE COMPANY’S ONE-FOR-FIVE REVERSE STOCK SPLIT, WHICH IS EXPECTED TO BECOME EFFECTIVE ON SEPTEMBER 2, 2012. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE NOTICE TO SHAREHOLDERS.

ENGLISH TRANSLATION OF NOTICE TO SHAREHOLDERS

CELL THERAPEUTICS, INC.

Registered office: 3101 Western Avenue, Suite 600

Seattle, Washington 98121, United States of America

NOTICE TO SHAREHOLDERS

REVERSE STOCK SPLIT

Shareholders are hereby informed that, as resolved by the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (“CTI”) at a meeting of the Board held on August 7, 2012, the shares of CTI’s common stock will be the subject of a one-for-five reverse stock split (the “Reverse Stock Split”). It is anticipated that the Reverse Stock Split will become effective on September 2, 2012 (the “Effective Date”).

Upon the effectiveness of the Reverse Stock Split, each shareholder will receive one (1) new share of CTI’s common stock, no par value per share (ISIN code US1509348835), for every five (5) shares of CTI’s common stock, no par value per share (ISIN code US1509346029), such shareholder holds. In addition, the Reverse Stock Split will affect all of CTI’s authorized shares, including all outstanding shares of common stock as well as the number of shares of common stock underlying stock options, warrants and other exercisable or convertible instruments outstanding on the Effective Date.

For the purpose of facilitating the Reverse Stock Split, Banca Intermobiliare di Investimenti e Gestioni S.p.A. (“BIM”) will purchase from each Italian intermediary, on the basis of the securities balance and of the official price expressed in Euro of CTI’s common stock as reported on the MTA in Italy on August 31, 2012, the fractional shares resulting from the Reverse Stock Split.

It is to be noted that CTI’s common stock is scheduled to begin trading on a split-adjusted basis on the Mercato Telematico Azionario stock market (the “MTA”) in Italy on September 3, 2012 and The NASDAQ Capital Market in the U.S. on September 4, 2012. On The NASDAQ Capital Market, trading of the Common Stock will appear under the temporary trading symbol “CTICD” in order to inform the investment community of the Reverse Stock Split. The Company’s trading symbol is expected to revert to “CTIC” on or about October 2, 2012. The Company’s trading symbol on the MTA will not change due to the Reverse Stock Split.

No fee or expense will be charged to CTI’s shareholders in connection with the Reverse Stock Split.

With regard to CTI’s shares of common stock held vis-à-vis Monte Titoli S.p.A., the Reverse Stock Split may be carried out exclusively vis-à-vis Monte Titoli S.p.A. by all authorized intermediaries, pursuant to the instructions that the same will receive from the clients.

CTI’s amended and restated articles of incorporation, as amended (the “Articles”), currently authorize CTI to issue up to 384,999,999 shares of stock, 383,333,333 of which are designated as common stock, no par value per share, and 1,666,666 shares of which are designated as preferred stock, no par value per share. However , it is noted that, at the Company’s annual shareholders’ meeting scheduled to be held on August 31, 2012, shareholders are being asked to approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 384,999,999 to 751,666,666 and total number of authorized shares of common stock from 383,333,333 to 750,000,000 (the “Proposal”).

The Articles will be amended (such amendment will be effective upon the Effective Date) to implement the Reverse Stock Split. If CTI’s shareholders approve the Proposal, the Articles will also be amended to reflect the increase in CTI’s total number of authorized shares and total number of authorized shares of common stock pursuant to the Proposal. As a result, CTI’s total number of authorized shares will be 76,999,999 (or 150,333,333 in the event of approval of the Proposal by CTI’s shareholders), the total number of authorized shares of common stock will be 76,666,666 (or 150,000,000 in the event of approval of the Proposal by CTI’s shareholders) and the total number of authorized shares of preferred stock will be 333,333 (this amount will not change if CTI’s shareholders approve the Proposal).

On the Effective Date, on the basis of the number of shares of CTI’s common stock issued and outstanding as of August 28, 2012, the issued and outstanding shares of CTI’s common stock will be 56,681,048, without taking into account any adjustments that might be necessary to correctly implement the Reverse Stock Split. Such amount may change in the event of any exercises or conversions prior to or on the Effective Date of any warrants, stock options, and other exercisable or convertible instruments outstanding prior to or on the Effective Date.

Following the Reverse Stock Split, any fractional shares which result following the Reverse Stock Split on the outstanding shares as of September 2, 2012, will be paid in cash through (i) Computershare Trust Company, N.A. and/or (ii) the Italian intermediaries and BIM, as applicable. No certificates for fractional shares of CTI’s common stock will be issued in the Reverse Stock Split, but in lieu thereof each holder of common stock who would otherwise have been entitled to a fraction of a share of common stock will be paid cash equal to such fraction times the closing price of CTI’s common stock as reported on The NASDAQ Capital Market on the trading day immediately preceding the Effective Date.

                         James A. Bianco, M.D.

                         President and Chief Executive

                         Officer

The Company filed a proxy statement and other documents regarding the Annual Meeting described in this Letter to Shareholders with the SEC. The Company’s shareholders are urged to read the proxy statement and other relevant materials, because they will contain important information about the Company, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Company’s proxy statement and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov), on the Company’s website (www.celltherapeutics.com), in paper form at the Depositary Banks and at the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Ltd (contact person: Ms. Elena Bellacicca) at Via Amedei 8, 20123 Milan.